Exhibit 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/06/1997
971074911-2723833

                          CERTIFICATE OF INCORPORATION
                                       OF
                           LOTTLINK TECHNOLOGIES, INC.


FIRST. The name of this corporation shall be:

                  LOTTLINK TECHNOLOGIES, INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One thousand Five Hundred (1500) shares without par value.

FIFTH. The name and address of the incorporator is as follows:

Monica A. Rossi
Corporation Service Company
1013 Centre Road
Wilmington, DE  19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i.) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii.) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii.) pursuant to Section 174 of the Delaware General Corporation Law or (iv.) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any affect on the liability or alleged liability or any director or the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         IN  WITNESS   WHEREOF,   the   undersigned,   being  the   incorporator
hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this sixth day of March, A.D., 1997.

/s/ MONICA A. ROSSI
Monica A. Rossi
Incorporator